EXHIBIT 99

Debt Summary Schedule
			INTEREST	12/31/09	MATURITY	YEARS TO
PROPERTY		LENDER	RATE	BALANCE	DATE	MATURITY

FIXED RATE SECURED

Multi-Property		M&T Realty - Freddie Mac	7.575	45,400,000	05/01/10	0.33
East Meadow Apartments - 2nd		M&T Realty - Freddie Mac	5.550	5,933,601	05/01/10	0.33
Selford Townhomes - 2nd		M&T Realty - Freddie Mac	5.550	4,536,477	05/01/10	0.33
Seminary Hill - 2nd		M&T Realty - Freddie Mac	5.550	10,240,993	05/01/10	0.33
South Bay/Woodmont - 2nd		M&T Realty - Freddie Mac	5.550	5,628,810	05/01/10	0.33
Tamarron Apartments - 2nd		M&T Realty - Freddie Mac	5.550	7,584,391	05/01/10	0.33
The Manor (VA) - 2nd		M&T Realty - Freddie Mac	5.550	6,636,588	05/01/10	0.33
Home Properties of Devon		Prudential - Fannie Mae	7.500	28,892,000	10/01/10	0.75
Trexler Park		Prudential - Fannie Mae	7.500	10,140,000	10/01/10	0.75
Multi-Property		Prudential - Fannie Mae	7.250	32,978,000	01/01/11	1.00
Multi-Property		Prudential - Fannie Mae	6.360	8,141,000	01/01/11	1.00
Multi-Property		Prudential - Fannie Mae	6.160	58,881,000	01/01/11	1.00
Orleans Village - 1st		Prudential - Fannie Mae	6.815	43,745,000	01/01/11	1.00
Orleans Village - 2nd		Prudential - Fannie Mae	5.360	22,248,000	01/01/11	1.00
Sherry Lake		Capmark - Freddie Mac	5.180	18,305,046	01/01/11	1.00
Bayview Apartments		M&T Realty - Freddie Mac	4.950	10,882,590	03/01/11	1.16
New Orleans/Arbor Crossing		Prudential - Fannie Mae	4.860	18,146,158	03/01/11	1.16
Racquet Club East - 1st		Prudential - Fannie Mae	6.875	20,171,560	04/01/11	1.25
Racquet Club East - 2nd		Prudential - Fannie Mae	5.490	9,903,080	04/01/11	1.25
Timbercroft Townhomes 1 - 1st		Capmark - HUD	8.500	173,337	05/01/11	1.33
The Meadows at Marlborough	(1)	Prudential - Fannie Mae	5.500	19,851,708	08/01/11	1.58
Lake Grove - 1st		Prudential - Fannie Mae	6.540	24,554,721	12/01/11	1.92
Lake Grove - 2nd		Prudential - Fannie Mae	5.510	10,620,508	12/01/11	1.92
Mount Vernon Square	(1)	KeyBank RE Cap-Fannie Mae	5.490	85,677,472	01/01/12	2.00
Multi-Property Notes Pay		Seller Financing	4.000	249,499	02/01/12	2.09
Timbercroft III - 1st		Capmark - HUD	8.000	325,393	02/01/12	2.09
Castle Club Apartments		NorthMarq - Freddie Mac	7.080	6,317,740	05/01/12	2.33
Gateway Village		Prudential - Fannie Mae	6.885	6,509,894	05/01/12	2.33
The New Colonies		Prudential - Fannie Mae	7.110	18,736,798	06/01/12	2.42
Woodholme Manor		Prudential - Fannie Mae	7.165	3,512,848	07/01/12	2.50
Liberty Place	(1)	CW Capital - Fannie Mae	5.710	6,044,012	11/01/12	2.84
Hackensack Gardens - 1st		JPMorgan Chase - Fannie Mae	5.260	4,475,880	03/01/13	3.17
Hackensack Gardens - 2nd		JPMorgan Chase - Fannie Mae	5.440	4,345,621	03/01/13	3.17
Barrington Gardens		Wachovia - Freddie Mac	4.960	11,181,141	04/01/13	3.25
Topfield Apartments		M&T Realty-Fannie Mae	5.300	6,012,047	04/01/13	3.25
Canterbury Apartments - 1st		M&T Realty-Fannie Mae	5.020	27,356,610	05/01/13	3.33
Canterbury Apartments - 2nd		M&T Realty-Fannie Mae	6.460	16,837,581	05/01/13	3.33
Multi-Property		Prudential - Fannie Mae	6.475	100,000,000	08/31/13	3.67
Heritage Woods Apts	(1)	Oak Grove Capital-Fannie Mae	5.290	4,847,036	09/01/13	3.67
Saddle Brook Apts. - 1st	(1)	Wells Fargo - Fannie Mae	5.840	27,206,172	11/01/13	3.84
Saddle Brook Apts. - 2nd	(1)	Wells Fargo - Fannie Mae	6.290	3,231,324	11/01/13	3.84
Falkland Chase		Centerline - Fannie Mae	5.480	12,236,284	04/01/14	4.25
The Apts. At Wellington Trace		M&T Realty - Freddie Mac	5.520	24,379,882	04/01/14	4.25
Hawthorne Court		Centerline - Fannie Mae	5.270	35,250,391	07/01/14	4.50
Curren Terrace - 1st		M&T Realty - Freddie Mac	5.360	13,746,621	10/01/14	4.75
Curren Terrace - 2nd		M&T Realty - Freddie Mac	5.090	9,958,024	10/01/14	4.75
Westchester West - 1st	(1)	Deutsche Bank - Freddie	6.150	26,950,422	03/01/15	5.17
Westchester West - 2nd	(1)	Deutsche Bank - Freddie	6.640	7,506,557	03/01/15	5.17
Stratford Greens		Capital One Bank	5.750	31,582,765	07/01/15	5.50
Sayville Commons		M&T Realty - Freddie Mac	5.000	40,565,237	08/01/15	5.59
Cypress Place Apartments		Prudential - Fannie Mae	6.555	10,324,433	11/01/15	5.84
Golf Club Apartments		Prudential - Fannie Mae	6.380	33,306,127	11/01/15	5.84
Northwood Apartments		M&T Realty - Freddie Mac	5.500	10,675,000	12/01/15	5.92
Cinnamon Run - 1st		M&T Realty - Freddie Mac	5.250	50,851,749	01/01/16	6.01
Cinnamon Run - 2nd		M&T Realty - Freddie Mac	5.550	5,267,452	01/01/16	6.01
Peppertree Farm - 1st		M&T Realty - Freddie Mac	5.250	78,270,856	01/01/16	6.01
Peppertree Farm - 2nd		M&T Realty - Freddie Mac	5.550	1,915,433	01/01/16	6.01
The Hamptons/Vinings at Hamptons		Prudential - Fannie Mae	5.565	51,775,031	02/01/16	6.09
Devonshire - 1st		Wachovia - Fannie Mae	5.600	37,877,292	04/01/16	6.25
Devonshire - 2nd		Wachovia - Fannie Mae	6.235	8,440,271	04/01/16	6.25
Mid-Island		Prudential - Fannie Mae	5.480	19,735,152	04/01/16	6.25
Owings Run 1 & 2		Prudential - Fannie Mae	5.590	42,704,003	04/01/16	6.25
Country Village		Centerline - Fannie Mae	5.520	19,008,250	06/01/16	6.42
Fox Hall Apartments		Columbia Nat'l - Freddie Mac	5.610	47,000,000	06/01/17	7.42
Mill Towne Village		Prudential - Fannie Mae	5.990	24,239,000	09/01/17	7.67
Royal Gardens Apts.		M&T Realty - Freddie Mac	5.830	47,000,000	11/01/17	7.84
Village Square 1, 2 & 3		Prudential - Fannie Mae	5.810	39,285,000	12/01/17	7.92
Chatham Hill		M&T Realty - Freddie Mac	5.590	45,000,000	01/01/18	8.01
Seminary Towers Apartments		Prudential - Fannie Mae	5.485	53,515,000	07/01/18	8.50
Bonnie Ridge - 1st		Prudential Life	6.600	12,214,461	12/15/18	8.96
Bonnie Ridge - 2nd		Prudential Life	6.160	18,124,769	12/15/18	8.96
Bonnie Ridge - 3rd		Prudential Life	6.070	25,233,881	12/15/18	8.96
Westwood Village		M&T Realty - Freddie Mac	5.680	47,423,024	01/01/19	9.01
Ridgeview at Wakefield Valley		M&T Realty - Freddie Mac	5.750	18,559,075	01/01/19	9.01
The Sycamores		M&T Realty - Freddie Mac	5.710	21,640,454	01/01/19	9.01
Timbercroft III - 2nd		M & T Realty - HUD	8.375	2,368,111	06/01/19	9.42
Timbercroft Townhomes 1 - 2nd		M & T Realty - HUD	8.375	1,607,768	06/01/19	9.42
The Brooke at Peachtree		Wells Fargo - Fannie Mae	5.470	12,530,018	07/01/19	9.50
Glen Manor		Prudential - Fannie Mae	5.830	8,024,257	08/01/19	9.59
Ridley Brook		Prudential - Fannie Mae	5.830	13,320,965	08/01/19	9.59
Southern Meadows		Red Mortgage - Fannie Mae	5.360	41,387,784	10/01/19	9.76
Elmwood Terrace		M & T Realty - Fannie Mae	5.560	27,135,600	11/01/19	9.84
Lakeview		Greystone - Fannie Mae	5.310	9,225,000	12/01/19	9.92
The Landings		Prudential - Fannie Mae	5.600	26,550,000	01/01/20	10.01
Dunfield Townhomes		Centerline Capital - HUD	5.250	12,310,874	09/01/28	18.68
Highland House	(1)	Arbor Comml - Fannie Mae	6.320	6,092,456	01/01/29	19.02
Westwoods	(1)	Midland Loan Services - HUD	5.940	3,596,092	06/01/34	24.43
Briggs-Wedgewood	(2)	Berkshire Mtg - HUD	6.000	15,999,325	11/01/34	24.85

WTD AVG - FIXED SECURED			5.855	1,908,171,783		5.35

VARIABLE RATE SECURED
William Henry		NorthMarq - Freddie Mac	2.559	21,237,736	12/01/10	0.92
Adjusts Monthly - Freddie 30d Ref + 2.50
Virginia Village		Wachovia - Freddie Mac	2.049	30,695,321	07/01/15	5.50
Adjusts Monthly - Freddie 30d Ref + 1.99
Hill Brook Apts		M&T Realty - Freddie Mac	3.525	13,115,247	09/01/16	6.67
Adjusts Monthly - 30L + 2.85 + .44
Wayne Village		M&T Realty - Freddie Mac	3.622	26,679,829	09/01/16	6.67
Adjusts Monthly - 30L + 3.00 + .387
Cider Mill Apts		M&T Realty - Freddie Mac	3.405	64,000,000	01/01/17	7.01
Adjusts Monthly - 30L + 2.89 + .31
The Heights at Marlborough		PNC Real Estate	3.605	24,050,000	01/01/17	7.01
Adjusts Monthly - 30L + 3.02 + .35
Falkland Chase		Montgomery Cty HOC-Fannie	1.320	24,695,000	10/01/30	20.76
Adjusts Weekly - BMA Index + 1.10

WTD AVG - VARIABLE SECURED			2.921	204,473,133		7.75

WTD AVG - TOTAL SECURED DEBT			5.572	2,112,644,916		5.59

FIXED RATE UNSECURED
Exchangeable Senior Notes			5.750	136,136,019	11/01/26	16.85

VARIABLE RATE UNSECURED - LINE OF CREDIT
Unsecured Line of Credit		M and T Bank et. al.	4.750	53,500,000	08/31/12	2.67
Adjusts Daily 30 LIBOR (Floor 1.50) + 3.25

TOTAL COMBINED DEBT			5.563	$2,302,280,935		6.18

% OF PORTFOLIO - FIXED				88.8%

WTG AVG - TOTAL SECURED DEBT			5.572			5.59
WTD AVG - TOTAL PORTFOLIO			5.563			6.18

(1)	General ledger balance and rate have been adjusted pursuant to ASC 805 to reflect fair market value of debt.
(2)	Affordable general partner minority interest property consolidated pursuant to ASC 810.

MATURING DEBT SCHEDULE
YEAR OF MATURITY	FIXED RATE		VARIABLE RATE		TOTAL DEBT
	WTD AVG		WTD AVG			% OF
	RATE	DEBT	RATE	DEBT	DEBT	TOTAL
2010	6.89	124,992,860	2.56	21,237,736	146,230,596	6.92%
2011	6.13	298,601,708	-	-	298,601,708	14.13%
2012	5.94	127,373,656	-	-	127,373,656	6.03%
2013	6.00	205,493,412	-	-	205,493,412	9.73%
2014	5.35	95,571,202	-	-	95,571,202	4.52%
2015	5.83	160,910,541	2.05	30,695,321	191,605,862	9.07%
2016	5.45	315,845,489	3.59	39,795,076	355,640,565	16.83%
2017	5.78	157,524,000	3.46	88,050,000	245,574,000	11.62%
2018	5.78	154,088,111	-	-	154,088,111	7.29%
2019 - 2042	5.66	267,770,803	1.32	24,695,000	292,465,803	13.84%
TOTAL	5.86	$1,908,171,783	2.92	$204,473,133	$2,112,644,916	100.00%

Debt Summary Schedule

Unencumbered Properties

Property	# Units	Market	State

Morningside Heights	1,050	Baltimore	MD
The Coves at Chesapeake	469	Baltimore	MD
Gardencrest	696	Boston	MA
Stone Ends Apartments	280	Boston	MA
The Townhomes of Beverly	204	Boston	MA
The Village at Marshfield	276	Boston	MA
Blackhawk Apartments	371	Chicago	IL
Courtyards Village	224	Chicago	IL
The Colony	783	Chicago	IL
Cambridge Village	82	Long Island	NY
Heritage Square	80	Long Island	NY
Holiday Square	144	Long Island	NY
Yorkshire Village	40	Long Island	NY
Liberty Commons	120	Portland	ME
East Hill Gardens	33	Northern NJ	NJ
Jacob Ford Village	270	Northern NJ	NJ
Pleasure Bay	270	Northern NJ	NJ
Windsor Realty	67	Northern NJ	NJ
Glen Brook	177	Philadelphia	PA
Racquet Club South	103	Philadelphia	PA
Trexler Park West	216	Philadelphia	PA
Braddock Lee	255	Suburban Washington, DC	DC
Woodleaf Apartments	228	Suburban Washington, DC	DC

Total Number of Units:	6,438
Total Number of Properties:	23